Exhibit 99.906CERT

Certification Under Rule 30a-2(b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act)

In connection with the Report on Form N-CSR to which this certification is furnished as an exhibit (the “Report”), the undersigned officers of PIMCO Equity Series VIT (the “Registrant”) each certify that to his knowledge:

1.	The Report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Joshua D. Ratner	By:	/s/ Bijal Y. Parikh

Name:	Joshua D. Ratner	Name:	Bijal Y. Parikh

Title:	President (Principal Executive Officer)	Title:	Treasurer (Principal Financial & Accounting Officer)

Date:	August 31, 2026	Date:	August 31, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.